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                                                                    EXHIBIT 99.1

                               S2 GOLF INC. PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         Douglas A. Buffington and Richard M. Maurer, or either of them, each with power of substitution, are hereby authorized to vote all stock of S2 Golf Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of S2 Golf Inc. to be held on ________, 2000, and at any postponements or adjournments thereof as follows:

1. Approval and adoption of the Agreement and Plan of Reorganization, dated as of September 22, 2000, by and among S2 Golf Inc., its wholly-owned subsidiary, S2 Golf Acquisition Corp., Ladies Golf Equipment Company, Inc., James E. Jones and Brian Christopher (the "Merger Agreement").

         [ ] FOR            [ ] AGAINST              [ ] ABSTAIN


    A vote for the Merger Agreement is recommended by the Board of Directors.

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                           (Continued from other side)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                    Please sign this proxy exactly as your name appears below. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                    Dated:  ______, 2000

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                                    Signature

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                                    Signature, if held jointly

               PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.